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                            FIRST AMENDMENT TO LEASE



     This First Amendment to Lease is effective this 15th day of July, 1994, and is by and between Principal Mutual life Insurance Company (hereinafter referred to as "Landlord") and Molecular Biosystems, Inc., a Delaware Corporation (hereinafter referred to as "Tenant").

     WHEREAS, Tenant and the Landlord have executed this certain Lease for the premises located at 3252 HOLIDAY COURT, SUITE 101, LA JOLLA, CA 92037, dated September 9, 1991 (hereinafter referred to as the "Lease"); and

     WHEREAS, the parties desire to amend and extend such Lease:

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises hereinafter contained, the parties hereto agree to amend the Lease as follows:

     1. SECTION 5 - BASIC RENT shall be amended as follows: The new base rent shall be $1.45 per square foot plus utilities. The new base rent for the first twelve (12) months shall be $194,932.21 in equal payments of $16,244.40 per month net of utilities. The rent shall not increase during the entire eighteen (18) month renewal term.

     2. SECTION 8 - TERM shall be amended as follows: The new term shall be eighteen (18) months commencing October 15, 1994, and ending April 14, 1996.

     3. ADDENDUM TO LEASE ARTICLE 1 - TERM shall be deleted and have no more force nor effect.

     4. ADDENDUM ARTICLE 2 - RENT shall be deleted and have no more force nor effect.

     5. OPTION TO RENEW: As long as Tenant is not in default, Tenant shall have the right to renew the Lease for an additional period of eighteen
          (18) months upon all the terms and conditions contained in the Lease, excluding rent. Rent during the option period shall be $1.51 per square foot per mont plus utilities. Tenant shall be required to give no less than one hundred eighty (180) days' advance written notice.

     6. TENANT IMPROVEMENTS: The Landlord shall not be required to provide tenant improvements.

     7. COMMISSION: Landlord agrees to pay CB Commercial and Pacific Southwest Realty Services EACH a two and a half percent (2.5%) commission, based on the total Lease consideration of the renewed eighteen (18) month term.

     The First Amendment to Lease is not effective until such time as it is fully executed by all parties to it. Until it is so executed, the terms of the Lease continue in full force and effect.

     IN ALL OTHER RESPECTS, the Lease by and between the parties hereto, dated September 9, 1991, shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the Lease, this Amendment shall be deemed to control.

     IN WITNESS WHEREOF, the parties hereto have executed this document effective on the date first written above.

LANDLORD:                                              TENANT:

Principal Mutual life Insurance Company      Molecular Biosystems, Inc.
                                             a Delaware Corporation and Syngene,
                                             a subsidiary of Molecular
                                             Biosystems

By:                                          By:      /s/Gerard Wills
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Its:                                         Its:       Controller
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Date:                                        Date:     7/27/94
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